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FOR IMMEDIATE RELEASE                     CONTACT:  FINANCIAL: LAUREN S. BABUS
                                                    (201) 307-2100
                                                    PRESS: JOE RUSSO
                                                    (201) 307-2486




                         THE HERTZ CORPORATION DECLARES
                               QUARTERLY DIVIDEND

PARK RIDGE, NJ, OCTOBER 21, 1999 - The Board of Directors of The Hertz Corporation (NYSE:HRZ), the world's largest car rental company and a leading construction and industrial equipment rental business, has declared a quarterly dividend of $0.05 per share on the company's Class A and Class B Common Stock payable on December 10, 1999 to shareholders of record as of November 15, 1999.


     The Hertz Corporation, headquartered in Park Ridge, N.J., operates from 6,300 locations throughout the U.S. and in over 140 foreign countries.
























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